EXHIBIT 10.5

SECURED NONRECOURSE PROMISSORY NOTE

$1,500,000.00	Las Vegas, Nevada	September 18, 2008

1.             Principal.

FOR VALUE RECEIVED, VivaKor, Inc., a Nevada corporation ("Borrower"), promises to pay to Rico Italia Investments, Inc., a Nevada corporation (the "Lender"), as nominee of HealthAmerica, Inc.' s Principle Shareholder Prior to the Acquisition under that certain Acquisition Agreement and Plan of Acquisition at the offices of the Lender or at such other place as the holder of this Note shall specify, in lawful money of the United States of America, the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00 USD) together with interest at the rate of four percent (4%) per annum, payable as hereinafter provided.

2.            Payment of Principal and Interest.

Principal of and interest accruing on this Note shall be due and payable in equal monthly installments of $25,000.00 commencing on August 18th, 2008 and each 30 days thereafter; in addition, Borrower agrees that if, at any time after the initial deposit of $25,000.00 is realized, Borrower receives proceeds from any sales of equity or debt securities, or any sale or licensing of products or technology, that Borrower shall pay ten percent (10%) of the gross proceeds to Lender as prepayment of this Note with the 1st payment 90 days from the date of the initial deposit. Additional payments of ten percent (10%) shall be paid every 90 days thereafter under the same terms thereof. Interest shall be calculated on the unpaid principal balance of this Note on the basis of a year of 360 days and the actual number of days elapsed until payment. Interest shall accrue and be payable under this Note whether or not Borrower, or Borrower's successors or assigns, should avail themselves of the protection of the United States bankruptcy laws. From and after the occurrence of an "event of default" as set forth in Section 6 hereof, interest shall continue to accrue on the unpaid principal balance of this Note at the same interest rate as set forth in Section 1 of this Note.

3.            Prepayment.

A.             This Note may be Prepaid at any time or from time to time, in whole or in part, without penalty.

B.             Each such prepayment shall include all interest then accrued but unpaid on this Note.

C.             Any partial prepayment of the outstanding principal balance shall in no way release, discharge or affect the obligation of the Borrower to continue to make any other payments of principal or interest provided for herein until this Note is paid in full.

4.            Application of Payments:

Each payment on this -Note (whether made when due or otherwise) shall be credited first, to late charges, fees and other charges due, including collection costs and attorneys' fees, second against interest then due, and the remainder of such payment shall be credited against the unpaid principal.

5.            Waiver.

Borrower and all endorsers, guarantors and all persons liable, or to become liable on this Note (each hereinafter referred to in this Section as the "Applicable Party"); jointly and severally, waive presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, notice of acceleration, notice of intent to accelerate, and any and all other notices or matters of a like nature; and consent to any and all renewals and extensions of the time of payment hereof. Each Applicable Party agrees that at any time and from time to time, without notice, (i) the terms of payment herein, or (ii) the terms of any guaranty of this Note, or (iii) the security described in any documents at any time securing this Note, may be modified, increased, changed or exchanged, in whole or in part, without in any way affecting the liability of any Applicable Party.

6.            Default By Borrower.

Any one or more of the following shall constitute an "Event of Default" by Borrower under the terms of this Note:

A.            If Borrower fails to pay any payment, whether at maturity or otherwise, of principal and/or interest upon the due date thereof.

B.            If Borrower defaults in the performance or observance of any of the covenants, conditions or agreements set forth in this Note:

C.            If Borrower institutes proceedings to be adjudicated a voluntary bankrupt; consents to the filing of a bankruptcy proceeding against Borrower; files or consents to filing of a petition or answer or consent seeking reorganization under the federal bankruptcy laws or any other similar applicable federal or state law; consents to the appointment or a receiver of liquidator or trustee or assignee in bankruptcy or insolvency of the Borrower or a substantial part of Borrower's property; an assignment for the benefit of creditors is made by the Borrower; or Borrower admits in writing of Borrower's inability to pay Borrower's debts generally as they become due.

7.              Remedies Upon Default.

Subject to the provisions of Section 8 below, if an Event of Default occurs, at the option of the Lender, and upon written demand, the Lender may accelerate the due date of this Note and declare the entire outstanding principal balance hereof, including all fees and costs (if any), and accrued but unpaid interest, immediately due and payable in full.

Each of the options, rights and remedies provided herein or available at law or in equity which may be exercised by the Lender may be exercised separately or concurrently with any one or more other options, rights or remedies available to the Lender. Failure to exercise any option, right or remedy shall not constitute a waiver of the right of the Lender to exercise such option, right or remedy in the event of or with respect to any prior, subsequent or concurrent transaction or occurrence of the same or a different kind or character.

8.            Nonrecourse to Borrower.

This Note is a nonrecourse note and is secured solely by a pledge of shares of Common Stock and all of the assets of HealthAmerica, Inc. (the "Pledged Shares and Assets") pursuant to a Pledge and Security Agreement ("Pledge and Security Agreement") of even date herewith, the provisions of which are incorporated herein by reference and form a part hereof. Borrower shall be liable upon the indebtedness evidenced by this Note, for all sums to accrue or to become payable thereon and for performance of any covenants contained in this Note or in any of the related documents to the extent, but only to the extent, of the Lender's security for the same, which consists of all properties, rights, estates and interests covered by the Pledge Agreement. No attachment, execution or other writ or process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the properties, rights, estates and interests described in the Pledge Agreement. In the event of foreclosure of such title, liens or security interests, no judgment of any deficiency upon such indebtedness, sums and amounts shall be sought or obtained by the Lender against Borrower.

9.            Severability.

Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

10.	Governing Law.

This Note shall be governed by and construed in accordance with the laws of the County of Clark, State of Nevada.

11.	Notices.

All notices, statements or demands shall be in writing and shall be served in person, by telegraph, by express mail, by certified mail or by private overnight delivery. Service shall be deemed conclusively made (i) at the time of service, if personally served, (ii) at the time (as continued in writing by the telegraphic agency) of delivery thereof to the addressee, if served telegraphically, (iii) twenty-four (24) hours (exclusive of weekends and national holidays) after deposit in the United States mail, properly addressed and postage prepaid, if served by express mail, (iv) five (5) calendar days after deposit in the United States mail, properly addressed and postage prepaid, return receipt requested; if served by certified mail, (v) twenty-four (24) hours after delivery by the party giving the notice, statement or demand to the private overnight deliverer, if served by private overnight delivery and (vi) at the time of electronic transmission, if a copy of such notice is mailed within twenty-four (24) hours after the transmission.

Any party hereto may change its address for the purpose of receiving notices, demands or other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

12.            Successors and Assigns.

All the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.            Assignability.

Borrower's obligations hereunder may not be transferred or assigned without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

14.            Amendment.

Neither this Note nor any term or provision hereof may be modified, amended or altered except by a written instrument approved by the Lender and signed by Borrower.

15.            Headings.

Headings at the beginning of each numbered Paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

16.            Time of the Essence.

TIME IS EXPRESSLY DECLARED TO BE THE ESSENCE of each obligation of the Borrower hereunder and in all matters concerning this Note, including all acts or things to be done or performed in connection herewith, and specifically of every provision of this Note in which time is an element.

17.            Compliance With Usury Laws.

Borrower and the Lender intend to comply with all applicable usury laws. In fulfilling this intention, all agreement between Borrower and the Lender are expressly limited so that the amount of interest paid or agreed to be paid to the Lender for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law. If for any reason payment of any amount required under this Note shall be prohibited by law, then the obligation shall be reduced to the maximum allowable bylaw. If for any reason the Lender receives as interest an amount that would exceed the highest lawful rate, then the amount which would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between Borrower and the Lender, then this provision shall control.

18.             Legal Representation.

Borrower agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

19.             Jurisdiction.

Any action whatsoever brought upon or dating to this Note shall be instituted and prosecuted in the state courts of Clark County, State of Nevada, or the federal district court therefore, and each party waives the right to change the venue. The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested.

20.             Pledge Agreement.

The parties agree that this Note shall be secured by the Collateral, as defined in that certain Pledge Agreement of even date herewith.

"BORROWER" VivaKor, Inc.		“LENDER" Rico Italia Investments, Inc.
By:	/s/ Tannin Fuja	By:	/s/ Richard A. Taulli
	Tannin Fuja		Richard A. Taulli
Title:	President	Title:	President

EXHIBIT A

Form of Plan of Acquisition

(Exhibit omitted)

A-1